EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-194720 on Form S-8 of Bank of the Ozarks, Inc. of our report dated June 26, 2015, appearing in this Annual Report on Form 11-K of Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 26, 2015